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                                 By-laws
                                   of
                  Internet Stock Market Resources, Inc.


                                Article I
                                 OFFICES

The principal business office of the Corporation shall be located in the City of St. Petersburg in the State of Florida. The Corporation may relocate its principal office or have such other offices within the United States of America as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                               Article II
                              SHAREHOLDERS

Section 1. Annual Meeting. The Annual Meeting of the Shareholders shall be held on the Third Friday of August in each year, beginning with the next year, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the election of Directors shall not be held on the day designated herein for any Annual Meeting of the Shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a Special Meeting of the Shareholders as soon thereafter as conveniently may be.

Section 2. Special Meetings. Special Meetings of the Shareholders, for any purpose, unless otherwise prescribed by statute, may be called by a President or by the Directors, or by the holders of not less than Ten percent (10%) of all the outstanding shares of the Corporation entitled to vote at such meeting.

Section 3. Place of Meeting. The Board of Directors may designate any place, within or without the State of Incorporation, unless otherwise prescribed by statute, as the place of meeting of any Annual or Special Meeting called by the Board of Directors. If no designation is made, or if a Special Meeting is otherwise called, the place of meeting shall be the principal office of the Corporation.

Section 4. Notice of Meeting. Written notice stating the place, day, and hour of the meeting, and for Special Meetings, the purpose for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by direction of the Chairman or the Secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notices shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation.

Section 5. Closing of Transfer Books or Fixing of the Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting on the date on which the resolution of the Board of Directors declaring such dividend, as the case may be, and this date shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

Section 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make available a complete list of the shareholders entitled to vote at any meeting of shareholders or any adjournment thereof, with the address of and the number of shares held by each, at least ten (10) days before such meeting or adjournment thereof. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the meeting.

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Section 7. Quorum. The majority of the outstanding shares voting of the
Corporation that are entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. At such meeting at which a quorum shall be present or represented, any business may be transacted at the meeting as originally noticed. The majority of shareholders present at the meeting may continue to transact business until adjournment.

Section 8. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.

Section 9. Voting of Shares. Subject to the provisions, each outstanding share eligible to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of the shareholders. Upon demand of any stockholder, the vote for directors or upon any question before the Meeting shall be by ballot. All elections for directors shall be decided by expressed will of the quorum, except when a quorum is not obtained, in which case the will of a plurality shall carry. All other questions shall be decided by quorum vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Incorporation.

Section 10. Voting of Shares by Certain Shareholders. Shares outstanding in the name of another corporation may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation shall determine.
     Shares held by an administrator, executor, guardian, or server may be voted by him or her, either in person or by proxy, without transfer of shares into his or her name. Shares outstanding in the name of a trustee may be voted by him or by her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into the name of the trustee.
     Shares outstanding in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by the same without the transfer thereof into his or her name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed; such court order shall be presented to the Secretary of the Corporation before the shares are voted.
     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred from the name of the shareholder to another.
     Shares of its own stock belonging to the Corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

Section 11. Informal Action by Shareholders. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Section 12. Non-cumulative Voting. Unless otherwise provided by law, at each election of Directors, every shareholder entitled to vote in such election shall have the right to vote, in person or by proxy, the number of shares owned by him or her for as many persons as there are Directors to be elected and for whose election he or she has a right to vote.

Section 13. Order of Business. The order of business at all meetings of stockholders shall be as follows: 1) Roll Call; 2) Proof of notice of meeting or waiver of notice; 3) Reading of minutes of previous meeting; 4) Reports of Officers; 5) Reports of Committees; 6) Election of Directors; 7) Unfinished Business; 8) New Business.

                               Article III
                           BOARD OF DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

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Section 2. Number, Tenure, and Qualifications. The number of Directors shall not be less than three (3) nor more than nine (9) as directed by the Board of Directors. Each Director shall hold office until the next Annual Meeting of the Shareholders and until a successor has been elected and qualified. Additional Directors may be added by majority vote of the then-existing Board.

Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held, without other notice than this By-law, immediately after, and at the same place as, each Annual Meeting of the Shareholders. The Board of Directors shall hold a regular meeting on the First day of each month, without notice of meeting other than this Article and Section of these By-laws.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of any Director. The person(s) authorized to call such a special meeting of the Board of Directors may fix the place for holding such meetings.

Section 5. Notice. Notice of any special meeting of the Board of Directors shall be given at least ten (10) days previous thereto by written notice delivered personally or by certified mail, return receipt requested, which notice shall be deemed to be delivered when deposited in the United States mail. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice for such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of business because the meeting was not lawfully called or convened.

Section 6. Quorum. A majority of the number of Directors fixed by these By-laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a majority is present at a meeting, the majority of the Directors present may adjourn the meeting from time to time without further notice.

Section 7. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 8. Action Without Meeting. Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if written consent setting forth the action to be taken shall be signed before such action by a majority of the Directors.

Section 9. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining Directors, though possibly less than a quorum of the Board of Directors, unless otherwise prohibited by law. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by the Board of Directors for a term of office continuing only until the next election of Directors by the shareholders.

Section 10. Compensation. By resolution of the Board of Directors, each Director may be reimbursed for expenses of attending any meeting and may be paid a stated salary as a Director, or a fixed sum for attendance at each meeting of the Board of Directors, or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefrom.

Section 11. Presumption of Assent. A Director who is present at a meeting of the Board of Directors at which any action or corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered into the minutes of the meeting or unless he or she shall file his or her dissent with the person acting as the Secretary of the meeting before the adjournment of the meeting or within three (3) days thereafter. Such right of dissent shall not apply to any Director who voted in favor of such action.

Section 12. Special Powers. The Board of Directors shall have the right to re-incorporate the Company, to declare splits or reverse splits of the stock of the Company, or otherwise act on matters concerning the corporate status and capital structure of the Company.

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                               Article IV
                  STRUCTURE OF THE BOARD OF DIRECTORS

Section 1. Nominative Offices. The named offices of the Board of Directors shall be that of a President, at least one Vice President, a Treasurer, and a Secretary. A single Director may hold more than one named office, but not more than two for any period of more than one (1) month. Such Directors as do not hold a named office shall be called and considered Members-at-Large of the Board of Directors.

Section 2. Election and Term of Office. The named offices of the Board of Directors shall be filled by election of the Board of Directors at the Annual Meeting of Shareholders. The term of office shall coincide with the term of directorship, or, by appointment by the Board of Directors to fill a vacancy caused by the resignation, death, or removal from office of a Director who holds a named office, only for the unexpired term of that Director, until the next election of Directors by the shareholders. A candidate for election to the Board of Directors shall be presented with the named office, if any, to the shareholders for their votes.

Section 3. President. The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall control all business affairs of the Corporation including, but not restricted to, routine purchasing of inventory, sales and marketing strategies pursued, hiring and firing of employees of the Corporation, determination of salaries of employees, risk management, etc. and the devolution of any of these duties to subordinates as he or she deems necessary and appropriate. He or she shall execute the decisions of the Board of Directors in a timely manner, or on any other relevant corporate matter, as Directors or any Director shall dictate, within the bounds of these By-laws. .

Section 4. Vice President. A Vice President of the Corporation shall carry out such duties as prescribed by the Board of Directors in the appointment of him or her to the position. A Vice President may, at the discretion of the Board of Directors upon his or her appointment, be designated with a prefix title (e.g. "Senior"), and may be assigned a suffix descriptor of his or her general or specific area of activity or activities (e.g. "Marketing"). In general, a Vice President shall report directly to the President, but may from time to time report directly to the Board of Directors if expressly requested to do so by the Board of Directors or any Director.

Section 5. Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and the Board of Directors; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign, with the President, certificates for shares of the Corporation which have been authorized by the Board of Directors or the shareholders; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chairman or the Board of Directors.

Section 6. Treasurer. The Treasurer shall: (a) have custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for all money due and payable to the Corporation, and deposit all such moneys in the name of the Corporation in such banks or other depositories as shall be designated by the Board of Directors; and (c) in general perform all of the duties incident to the office of the Treasurer and which may be assigned to him or her from time to time by the Chairman of the Board.

Section 7. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the Corporation or adjournments thereof. The Chairman of the Board shall be elected by, and serve exclusively at the discretion of, the Board of Directors, and shall serve a term co-incident with that of all other Board members. The Chairman of the Board of Directors shall be the spokesperson for the Board of Directors, unless he or she assigns this duty to another Director. The Chairman of the Board of Directors shall have no special powers other than those explicitly described in this Article.

Section 8. Salaries. The salaries of the named Directors shall be fixed from time to time by the Board of Directors, and no such Director shall be prevented from receiving such salary because he is a Director or otherwise an Officer as described in this Article, or employed in some other capacity by the Corporation.

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                               ARTICLE V
                 CONTRACTS, LOANS, CHECKS, AND DEPOSITS

Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or limited to specific events.

Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or limited to specific areas or events.

Section 3. Checks, Drafts, et Cetera. All checks, drafts, or other orders for payment of money, notes, or other evidence of indebtedness issued in the name of the Corporation shall be signed by the President, acting in his capacity as the chief executive officer of the Corporation, and the Treasurer, or such officer or officers or agent or agents of the Corporation and in such manner as from time to time shall be determined by resolution of the Board of Directors.

Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such bank or other depositories as the Board of Directors shall designate.

                               ARTICLE VI
                CERTIFICATES OF SHARES AND THEIR TRANSFER

Section 1. Certificates of Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by either the President in his capacity as the chief executive officer of the Corporation, and by the Secretary, or by such other officer or officers as shall be authorized by the Directors in conformity with applicable law, and sealed with the corporate seal. All certificates for shares issued, with the number of shares and date of issue, shall be entered on the transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled, except that in the case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of the record thereof or by his or her legal representative(s), who shall furnish proper evidence of the authority to transfer, or by his or her duly authorized attorney, and on surrender for cancelation of the certificate(s) of such shares. The person or other entity in whose name the shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

                               ARTICLE VII
                               FISCAL YEAR

The fiscal year of the Corporation shall end on the last day of May of each year.

                               ARTICLE VIII
                                DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Articles of its Certificate of Incorporation, except that no such dividend shall be paid except from accrued profits.

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                               ARTICLE IX
                             CORPORATE SEAL

The Directors, at their discretion, may provide a corporate seal that shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation, year of incorporation, and the words "Corporate Seal."

                               ARTICLE X
                            WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or Director of the Corporation, a waiver thereof in writing, signed by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                               ARTICLE XI
                               AMENDMENTS

These By-laws may be altered or amended or replaced by the Board of Directors at any meeting thereof.

              *               *               *               *
I, Anastasios N.. Kyriakides, Secretary of the Corporation, hereby certify that the foregoing By-laws of Internet Stock Market Resources, Inc., constituting Eleven (11) Articles on these Six (6) pages, were approved by unanimous vote at a Special Meeting of the Board of Directors of Internet Stock Market Resources, Inc., held on the Seventh day of February, in the Year of our Lord Two Thousand.

                                   /s/Anastasios N. Kyriakides
                                   -----------------------------------
                                   Anastasios N. Kyriakides, Secretary
Attest:

/s/Budd Morris
-----------------------------
Budd Morris
President and Treasurer

/s/Caroline Latta
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Caroline Latta
Vice President

/s/Chad Morris
-----------------------------
Chad Morris
Vice President